Exhibit 10.31

RESTRICTED STOCK AWARD AGREEMENT

pursuant to the

CHAPARRAL STEEL COMPANY AMENDED AND RESTATED 2005 OMNIBUS EQUITY COMPENSATION PLAN

This RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is made as of this 16th day of July 2007 (the “Date of Grant”), between Chaparral Steel Company, a Delaware corporation (the “Company”), and                     , an officer of the Company (“Employee”).

WITNESSETH:

WHEREAS, the Company desires to carry out the purposes of (i) the Chaparral Steel Company 2006 Omnibus Incentive Plan (the “Plan”) and the 2007 Annual Incentive Award Agreement issued to Employee thereunder (dated effective as of July 11, 2006) and (ii) the Chaparral Steel Company 2005 Amended and Restated Omnibus Equity Compensation Plan by awarding to Employee shares of the common stock, $0.01 par value per share (“Common Stock”), of the Company.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Award. Pursuant to the Plan, the Company hereby grants                     (            ) shares of Common Stock (the “Restricted Shares”) to Employee to be issued as hereinafter provided in Employee’s name subject to certain restrictions thereon as hereinafter set forth.

2. Issuance and Delivery of Restricted Shares. The Restricted Shares shall be issued upon acceptance and execution hereof by Employee and upon satisfaction of the terms of this Agreement. The certificates representing the Restricted Shares awarded hereunder shall be held in escrow by the Secretary of the Company as provided in Section 10.

3. Vesting of Restricted Shares.

(a) Subject to Section 4 below, the Restricted Shares shall vest and shall no longer be subject to forfeiture in two equal annual installments, beginning on the first anniversary of the Date of Grant.

(b) Notwithstanding anything to the contrary in this Agreement, 100% of the Restricted Shares shall become fully vested and shall no longer be subject to forfeiture in the event of your death, retirement on or after age fifty-five (55) termination of employment by the Company for any reason other than Cause (as defined in the Plan) or your termination of employment for Good Reason (as defined in the Plan).

4. Forfeiture of Restricted Shares. Upon Employee’s termination of employment with the Company for any reason except as a result of the circumstances described in Section 3(b) of this Agreement, all nonvested Restricted Shares held by Employee shall, immediately upon the occurrence of such event, be forfeited and no compensation or other amounts shall be paid to Employee with respect thereto. Such forfeited Restricted Shares shall cease to be outstanding and shall no longer confer on Employee any rights as a stockholder with respect to the forfeited Restricted Shares as of the date of forfeiture and upon such forfeiture, Employee shall cease to have any further rights or claims with respect to such forfeited Restricted Shares.

5. Reserved.

6. Restrictions on Transfer.

(a) The Restricted Shares may not be resold, pledged as security or otherwise transferred, assigned or encumbered by Employee prior to the date such Restricted Shares are no longer subject to forfeiture, unless specifically agreed in writing by the Company.

(b) Employee hereby agrees that Employee shall make no disposition of the Restricted Shares unless and until:

(1) The forfeiture restrictions applicable to such Restricted Shares have lapsed;

(2) Employee shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition, unless there is then in effect a registration statement under the Securities Act of 1933 (the “Securities Act”) covering such proposed disposition and such disposition is made in accordance with such registration statement;

(3) Employee shall have complied with all requirements of this Agreement applicable to the disposition of the Restricted Shares; and

(4) If reasonably requested by the Company, Employee shall have provided the Company an opinion of counsel in form and substance satisfactory to the Company, that (A) the proposed disposition does not require registration of the Restricted Shares under the Securities Act or (B) all appropriate action necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) has been taken; provided, however, that in no event shall an opinion of counsel be required if there is then in effect a registration statement under the Securities Act covering such proposed disposition.

(c) The Company shall not be required (i) to transfer on its books any Restricted Shares that have been sold or transferred in violation of the provisions of this Section 6, or (ii) to treat as the owner of the Restricted Shares or otherwise to accord voting or dividend rights to any transferee to whom the Restricted Shares have been transferred in contravention of this Agreement. References herein to Employee shall include, where applicable, a permitted transferee.

7. Restrictive Legend. In order to reflect the restrictions on transfer of the Restricted Shares, the stock certificates for the Restricted Shares may be endorsed with the following legend:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Chaparral Steel Company 2006 Omnibus Incentive Plan and the 2007 Annual Incentive Award Agreement issued thereunder and the Chaparral Steel Company Amended and Restated 2005 Omnibus Equity Compensation Plan. A copy of the Plans and such Award Agreement may be obtained from Chaparral Steel Company.

8. Investment Representations. In connection with the grant of the Restricted Shares, Employee represents to the Company that Employee is accepting the Restricted Shares for Employee’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Employee has no present intention of selling, granting any participation in, or otherwise distributing the Shares. By executing this Agreement, Employee further represents that Employee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Restricted Shares.

9. Stockholder Rights. Unless and until such time as the Restricted Shares are forfeited by Employee pursuant to Section 4, Employee shall have all the rights of a stockholder, including voting and dividend rights, with respect to the Restricted Shares, including the Restricted Shares held in escrow under Section 10, subject, however, to the transfer restrictions of Section 6.

10. Escrow.

(a) Deposit. Upon issuance, the certificates for the Restricted Shares shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this Section 10. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A. The deposited certificates, together with any other assets or securities that may be deposited from time to time with the Company pursuant to the requirements of the Plan, shall remain in escrow until such time or times as the certificates (or other assets or securities) are to be released or otherwise surrendered for cancellation in accordance with the Plan. Upon delivery of the certificates (or other assets or securities) to the Company, Employee shall be issued an instrument of deposit acknowledging the number of Restricted Shares (or other assets or securities) delivered in escrow to the Assistant Secretary of the Company.

(b) Release or Surrender. The Restricted Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company for repurchase and/or cancellation:

(1) As the interest of Employee in the Restricted Shares (or any other assets and securities issued with respect thereto) vests in accordance with Section 3, the certificates for such vested shares (as well as all other assets and securities issued with respect thereto) shall be released from escrow and delivered to Employee within five (5) business days following the date such Restricted Shares become so vested, provided such Restricted Shares have not been forfeited pursuant to Section 4.

(2) Upon Employee’s termination of employment with the Company, any escrowed Restricted Shares (or other assets and securities issued with respect thereto) in which Employee is at the time vested shall be promptly released from escrow, provided such Restricted Shares have not been forfeited pursuant to Section 4.

(3) Should Employee forfeit Restricted Shares pursuant to Section 4, then the escrowed certificates for such forfeited Restricted Shares (as well as all other assets and securities issued with respect thereto) shall be surrendered to the Company for cancellation concurrently with such forfeiture. To facilitate the performance or observance by Employee of this Section 10(b)(3), Employee hereby irrevocably appoints (which appointment is coupled with an interest) the Company as the attorney-in-fact of Employee to transfer any Restricted Shares (as well as other assets and securities issued with respect thereto) so forfeited to the Company, and Employee agrees that the transfer of stock certificates (as well as all other assets and securities issued with respect thereto) with respect to forfeited Restricted Shares shall be specifically performable by the Company in a court of equity or law.

11. Section 83(b) Election. Employee understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the fair market value of the Restricted Shares on the date any forfeiture restrictions applicable to such Restricted Shares lapse will be reportable as ordinary income at that time. Employee understands that Employee may elect to be taxed at the time the Restricted Shares are acquired hereunder to the extent of the fair market value of the Restricted Shares, rather than when and as such Restricted Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days after the Date of Grant. Employee must provide a copy of any election made under Section 83(b) to the Company promptly after filing such election with the I.R.S. The form for making this election is attached as Exhibit B hereto. Employee understands that failure to make this filing within the 30-day period will result in the recognition of ordinary income by Employee (in the event the fair market value of the Restricted Shares increases after the Date of Grant) as the forfeiture restrictions lapse. EMPLOYEE ACKNOWLEDGES THAT IT IS EMPLOYEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF EMPLOYEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON EMPLOYEE’S BEHALF. EMPLOYEE IS RELYING SOLELY ON EMPLOYEE’S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

12. Miscellaneous Provisions.

(a) Employee Undertaking. Employee hereby agrees to take whatever additional action and execute whatever additional documents the Company may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions, including, without limitation, those set forth in Section 4 and Section 10(b)(3), imposed on either Employee or the Restricted Shares pursuant to the express provisions of the Plan and this Agreement.

(b) Adjustment of Restricted Shares. The Restricted Shares subject to this Agreement and the vesting provisions applicable thereto will be adjusted from time to time, as determined by the Company, pursuant to the Plan.

(c) Assignment. The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities. Except as provided in Section 6, the rights and obligations of Employee hereunder may only be assigned with the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the permitted transferees, heirs, executors, administrators, and successors of the parties hereto.

(d) No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

(e) Entire Agreement. The Plan and this Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof.

(f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(g) Lapse of this Agreement. This Agreement shall be null and void in the event Employee shall fail to sign and return a counterpart hereof to the Company within thirty (30) days of its delivery to Employee.

(h) No Contract for Employment. This Agreement does not constitute a contract for employment with the Company.

(i) Construction. The Company shall have authority to make reasonable constructions of this Agreement and to correct any defect or supply any omission or reconcile any inconsistency in this Agreement, and to prescribe reasonable rules and regulations relating to the administration of this Agreement.

(j) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

(k) Notice. Any notice relating to this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the Company at its main office at 300 Ward Road, Midlothian, Texas 76065 or to such other address as may be hereafter specified by the Company, to the attention of the Company’s General Counsel. All notices to Employee shall be delivered to Employee at Employee’s address specified below or to such other address as may be hereafter specified by Employee.

(l) Governing Instrument and Law. This Agreement and any Restricted Shares issued hereunder shall in all respects be governed by the terms and provisions of the Plan, which terms and provisions are hereby incorporated herein by reference, and by the laws of the State of Texas, and in the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first set forth above.

CHAPARRAL STEEL COMPANY

By:
Name:
Title:

Agreed and Accepted:
EMPLOYEE[1]

Printed Name:

Address:

[1]

I have received and retained the I.R.C. Section 83(b) election that was attached thereto as Exhibit B. As set forth in Section 11 above, I understand that I, and not the Company, will be responsible for completing the form and filing the election with the appropriate office of the federal and state tax authorities and that if such filing is not completed within thirty (30) days after the date of this Agreement, I will forfeit the significant tax benefits of Section 83(b). I understand further that such filing should be made by registered or certified mail, return receipt requested, and that I must retain two (2) copies of the completed form for filing with my state and federal tax returns for the current tax year and an additional copy for my records.

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto CHAPARRAL STEEL COMPANY, a Delaware corporation (the “Company”),                      (            ) shares of the common stock of the Company standing in the name of                      on the books of the Company represented by Certificate No.              herewith and does hereby irrevocably constitute and appoint the Secretary of the Company Attorney-in-Fact to transfer the said stock on the books of the within named Company with full power of substitution and resubstitution in the premises.

Dated: July     , 2007

(Signature)	(Signature of Spouse, if any)

(Print Name)	(Print Name)

EXHIBIT B

FORM OF 83(b) ELECTION

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income for the current taxable year, the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:

(1) The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Name of Taxpayer:

Spouse:

Address of Taxpayer:

Taxpayer ID No.:
Spouse’s ID No.:
Taxable Year:	Calendar Year: 2007

(2) The property with respect to which the election is being made is                      (            ) shares of the common stock of Chaparral Steel Company, a Delaware corporation (the “Company”).

(3) The property was issued on July 16, 2007.

(4) The property is subject to forfeiture if the undersigned taxpayer’s provision of services to the Company is terminated under certain circumstances. The Restricted Shares shall vest and shall no longer be subject to forfeiture in two equal annual installments, beginning on the first anniversary of the Date of Grant.

(5) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $83.80 per share.

(6) The amount paid for such property is $0.00 per share.

(7) A copy of this statement was furnished to the Company for whom the undersigned taxpayer rendered the service underlying the transfer of property.

(8) This statement is executed as of: July     , 2007.

Taxpayer	Spouse of Taxpayer (if any)

(Signature)	(Signature)

(Print Name)	(Print Name)

CONSENT OF SPOUSE

I,                             , spouse of                      (“Employee”), have read and approve the foregoing Agreement. In consideration of granting to Employee                          (            ) shares of the common stock of Chaparral Steel Company as set forth in the Agreement, I hereby appoint Employee as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws of the State of Texas or similar laws relating to marital property in effect in the jurisdiction of our residence as of the date of the signing of the foregoing Agreement.

Dated:                     , 2007.

Spouse of Employee

(Signature)

(Print Name)